                                                                  EXHIBIT 10.26

                                                                  MALIBU BRANCH
                                                                  -------------

                         EXCLUSIVE LICENSE AGREEMENT
                         ---------------------------

        AGREEMENT made as of 15th day of March, 1995

        Between:  ALL AMERICAN TELEVISION, INC.
                  2114 PICO BOULEVARD
                  SANTA MONICA, CA 90405

                                                (Hereinafter called "Grantor")

        and:      TAURUS FILM GMBH & CO.
                  BETA STRASSE 1
                  85774 UNTERFOHRING, MUNICH
                  GERMANY

                                                (Hereinafter called "TAURUS")

with respect to the Series entitled "MALIBU BRANCH" (referred to as "Program") listed and described in Exhibit A" attached hereto and by this reference made a part hereof, as follows:

        1. RIGHTS: Grantor hereby licenses to TAURUS, on the terms and conditions set forth in this Agreement and in Exhibit "B" attached hereto and by this reference made a part hereof, the "Pay TV, Free TV, Home Video and Merchandising rights as defined in paragraph 4 below, for the period ("Term") and the territory ("Territory") set forth below.

        2. TERM: The Term shall be the period of time set forth on Exhibit "A" hereto, commencing on the date of the Agreement.

        3. TERRITORY: Continental Europe (Excluding U.K. and Ireland) including Finland, Iceland, Norway, Sweden, Denmark, Holland, Belgium, Luxembourg, France, (including French speaking Switzerland, DOM/TOM, Departements et Territories d'Outre-Mer which are in fact part of France, not possessions: French Polynesia, New Caledonia, Reunion, Comores Island, Martinique, Guadeloupe, French Guyana, St. Pierre and Miquelon Islands) Spain, Andorra, Portugal, Italy, Republics of San Marino and Vatican City, Italian speaking parts of Switzerland, Monaco, Malta and the former Yugoslavia (Capo d'Istria); Germany, Austria, German speaking Switzerland, Czech Republic, Slovak Republic, Hungary, the former Yugoslavia, Romania, Bulgaria, Albania, Greece and Turkey, (including the island of Cyprus), Poland and the territories of the former USSR (Estonia, Latvia, Lithuania, Russia, Armenia, Georgia, Moldava, Ukraine, Belarus, Azerbaijan) and the Territories marine installations (including oil-rigs) of companies wherever situated throughout the universe, army, navy, marine and airforce and other military armed services installations. It is understood and agreed that transmissions into the Territory of the Territory language versions of the Program via a means intended primarily for reception in the Territory for either direct reception or for retransmission within the Territory, may be made from anywhere inside or outside the Territory by TAURUS or its Licensees.


        4. GRANT OF RIGHTS: The rights granted TAURUS hereunder shall mean the sole and exclusive right and authority, under copyright or otherwise, to license and to license others to license, sublicense, exhibit, distribute, publicize, promote and exploit the Program and all cut, recut, edited, re-edited, dubbed, redubbed and other versions thereof, in any and all forms now known or hereafter devised including, but not limited to, film, tape, disc, wire and cassette, throughout the Territory, during the Term and for the number of "Runs" (as defined in Exhibit "B") as indicated on Exhibit "A" hereto in the media of:

                4.1 "Home Video Exploitation" which shall mean the right to manufacture video recordings ("copies") of the Program and market copies in the Territory under any Trademarks, trade names or labels owned or controlled by TAURUS. The term copies shall include videocassettes, videodiscs and any other audio visual contrivances, whether now or hereafter known or developed, intended primarily for home use for viewing of visual images, with or without sound, by means of an electronic, optical, mechanical or other device located at the place of exhibition; and not by means of broadcast to a place of exhibition where a fee is charged for admission to view the Program. Grantor and TAURUS shall share the revenue derived from such home video exploitation on a 50:50 basis and TAURUS shall provide Grantor with statements on a quarterly basis accompanied by wire transfer if monies are due.

        4.2 "Pay Television Exhibition:" shall mean the exhibition of the Program by means of over-the-air, cable, closed circuit, satellite, microwave, or laser transmission using any form of Program copy for reception on a television receiver or a comparable device now known or hereafter devised located in a living accommodation, where a "supplemental charge" is made to the viewer for the privilege of viewing such exhibition in his home or in a hotel, motel or hospital or other living accommodation, whether such exhibition is a particular program selected by the viewer which would not be available for viewing by the viewer but for the payment of such supplemental charge, or is a program being exhibited over one or more assigned channels which would not be available for viewing by the viewer but for the payment of such supplemental charge, or where a charge is made to the operator of a hotel, motel, hospital or other living accommodation for the obtaining of such exhibition for viewing at such location. Pay TV runs shall be determined by industry practice in the Territory.

        4.3 "Free Television", which shall mean the remote transmission of video and audio signals comprising a schedule of programming intended for and capable of reception on one or more channels of television receivers utilized by the ultimate consumer for viewing such video and audio signals; which transmissions originate from outside the place (or distant from the location of portable television receivers) where such television receivers are located and which video and audio signals are transmitted by means of over-the-air VHF or UHF transmissions, satellite, cable or any other transmission means now known or hereafter devised, created or invented without a charge being made to the viewer by the telecaster for the right to receive and view such transmission other than:


                (i) Fees or taxes imposed or fixed by any government (including state or local), or agency thereof, for ownership of a television receiver, or for general reception of and access to all video and audio transmissions;

                (ii) Fees (either one-time or periodic) only for the physical equipment necessary to receive such transmission (e.g., cable system "hook-up" fees, antenna fees, decoder fees, etc.) with respect to any channels of programming;

                4.4 "Merchandising Rights" which shall mean the exploitation of the ancillary rights of the Program in the field of merchandising, Publishing and the like. Subject to TAURUS exercising its option to acquire the series under Para. 6.2. for the exploitation of such rights Grantor shall enter into a separate Agency/Representation Agreement with Merchandising Munich (hereinafter called "MM"). Not included in such rights, however, is Music Publishing and so-called "character merchandising" (i.e. personal endorsements any artist in the Program) which is subject to separate agreements by MM with the respective artists subject to existing artists agreements with producers. TAURUS and Grantor shall share MM's revenue from the exploitation of such rights pursuant to a separate Agency Agreement with Merchandising Munich.

                4.5 "Music Publishing Rights" are expressly excluded from this Agreement and all music provided by producers and included in the M & E tracks will be used in the preparation of all foreign language versions and no substitutions for this music may be made.

                4.6 Retransmission Fees and Video Levies: TAURUS shall be entitled to all Retransmission Fees and blank Video Levies in the Territory during the Term of this Agreement.

        5. EXHIBITION RIGHTS FEE: As full consideration for all of the rights granted to TAURUS and Grantor's obligations hereunder, TAURUS shall pay Grantor the following fee ("Exhibition Rights Fee") U.S. [ Confidential Treatment Requested ] -- ([ Confidential Treatment Requested ] U.S. Dollars),

Payable as follows:

        1/3 = $ [ Confidential Treatment Requested ]--upon commencement of principal photography.
        1/3 = $ [ Confidential Treatment Requested ]--upon completion of principal photography.
        1/3 = $ [ Confidential Treatment Requested ]--upon delivery and acceptance of material.

The payments outlined above will be wire transferred by TAURUS into Grantor's account as due as follows to:

                All American Television
                c/o Chemical Bank
                55 Water Street
                New York, New York 10041
                Account #: 323-045 189
                ABA #: 021000128

TAURUS will advise Grantor by fax or telex each time such a wire transfer has been initiated.

The payments outlined in this paragraph cover the payments due for the Television Exhibition rights granted hereunder and any royalty payments due for Home Video rights (4.1) are separate and additional, and will be made at the end of each calendar quarter along with the appropriate reports of sales.

        5.1     PROGRAM

                        MALIBU BRANCH
                        A two-hour MOW/PILOT to be produced in a "closed" as well as an "open-ended" version

        6.      ADDITIONAL PROVISIONS:

                        6.1 TAURUS shall be entitled to a credit as co-producer in the Territory and may pass on this co-producer's credit to its customers.

                        6.2     Options:

                        a) In the event the MOW will become a series TAURUS is herewith granted the exclusive option to acquire such series at a license fee of $[ Confidential Treatment Requested ]-- per one-hour episodes for the first broadcast season (BS). The MOW will then be considered the PILOT episode. Such option to be exercised not later than 14 business days after TAURUS has been advised in writing of Grantor's intent to go forward with the series.

                        b)      If TAURUS does not exercise its option under
6.2 a) above then, at GRANTOR's option, TAURUS may sell the PILOT as a MOW in its "closed" version in the Territory or Grantor may buy back the PILOT/MOW from TAURUS at the amount set forth under Para. 5 above.

                        c) In the event TAURUS exercises its option to acquire the series and Grantor produces more than one BS of a minimum of 22 hours, TAURUS is herewith granted the option, exercisable in writing by TAURUS not later than 30 days after TAURUS has been notified in writing by Grantor of Grantor's intent to produce subsequent seasons, to acquire same at a license fee increase of 5% per season.

                        d) TAURUS is herewith granted the exclusive option to renew the term granted hereunder by an additional ten (10) years upon payment of $[ Confidential Treatment Requested ] -- ([ Confidential Treatment Requested ] U.S. dollars) per episode, which option must be exercised with respect to all episodes accepted hereunder. The option may be exercised at any time during the term.

                6.3     Additional Episodes (BS I and BS II)

                        Should more, or less, than 22 hours of Program be produced for the first or second broadcast season this Agreement will be adjusted according to the number of episodes produced with the per episode license fee remaining the same.

                6.4     Credits

                        Further to Exhibit B, Para. E.1 and 2, TAURUS and/or its sublicensees may add a produced by ..."in Association with ..." to the producers credit.

        IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the date first written above.

                                        TAURUS FILM GMBH & CO. (TAURUS)



                                        BY /s/ Klaus Hallig
                                           -----------------------------------
                                               Klaus Hallig

                                           ITS AUTHORIZED REPRESENTATIVE

                                        ALL AMERICAN TELEVISION, INC.
                                                                  (GRANTOR)



                                        BY /s/ John Storrier
                                           -----------------------------------
                                               John Storrier
                                               Executive Vice President,
                                               Operations

                                 EXHIBIT 'A'

Part of Agreement dated 15th day of March, 1995 between TAURUS FILM GMBH & CO. and ALL AMERICAN TELEVISION, INC.

PROGRAM                           TERM                          RUNS
- - - - -----------------------------------------------------------------------

MALIBU BRANCH
- - - - -------------           commencing with the date              unlimited
                        of this agreement, until
                        15 years from the delivery
a 2-hour MOW            date of the MOW or in the
                        event TAURUS elects to
                        exercise its option under
                        Para. 6.2 the last episode
                        of the last season.

                                 EXHIBIT "B"
                                 -----------

               EXCLUSIVE LICENSE STANDARD TERMS AND CONDITIONS
               -----------------------------------------------

        These standard terms and conditions shall be deemed part of and incorporated into the Agreement, dated as of 15th day of March, 1995 between TAURUS FILM GMBH ("TAURUS") and ALL AMERICAN TELEVISION, INC. ("Grantor").

        A.      Additional Rights

                        1. In connection with the exercise of the Rights granted to TAURUS herein, TAURUS shall have and may grant to others the following rights:

                        (a) Use of Performers' Name and Likeness: Subject to the rights of such third parties, if any, of which Grantor shall duly advise TAURUS, to disseminate, reproduce, print and publish the name, likeness, voice, and biography of Grantor, the performers, director(s), producer(s), author(s), writer(s), actual persons portrayed in the Program, if any, and others who rendered services in or granted rights in connection with the production of the Program for the purpose of advertising, publicity, and for purposes of trade. Grantor shall, upon the request of TAURUS use reasonable best efforts to furnish TAURUS with the appropriate written consents of all such persons. In no event shall any such name or likeness be used as a direct endorsement of a commercial product or service;

                        (b)     Editing Rights: To make such cuts,
alterations, modifications, translations and variations of and in the title, subtitles and any part of the negative or positive copies of the Program (including, but not limited to, dubbing or subtitling solely as may be required to obtain censorship approval as provided in paragraph D.7 hereinbelow or as TAURUS may in its absolute discretion think necessary or desirable for the effective licensing of the Program for use in the Territory solely to conform the length of the Program to customary television station time segment requirements or to any self-imposed station censorship requirements, and to insert or authorize the insertion of commercial announcement material during breaks in the broadcast of the Program; provided, however, that no such editing shall materially adversely affect the artistic integrity or pictorial quality of the Program, or materially interfere with its continuity. Without limiting the foregoing, TAURUS may shorten, segment, and/or change the title of the Program. TAURUS shall not delete Grantor's copyright notice, trademarks, or any credit or other required notice on the Program;

                        (c) Advertising Rights: To publicize, advertise, and promote the Program by all means customary at any time during the Term in the Territory, and to use excerpts, stills, and trailers of the Program in connection therewith, including, but not limited to, all promotional material delivered to TAURUS pursuant to paragraph D.7 below;

                        (d) Excerpt Rights: To use, and authorize others to use, excerpts, not exceeding three (3) minutes in length, from the Program for promotional purposes, news, etc. inclusion in review or preview compilations by the broadcasters, or similar programs for exhibition on Television in the Territory during the term.

                        (e) Print Publication Rights: To publish and copyright or cause to be published and copyrighted in the name of TAURUS or its nominee, synopses, serializations, abridgements and selections from the "Underlying Material" of any of the Program, not exceeding 1500 words each, for advertising and publicity purposes and the right to use excerpts from the "Underlying Material" and the Program in heralds, programs, booklets, posters, displays, prospects and all other media of advertising and publicity. "Underlying Material" shall mean all literary, dramatic and musical material written or composed for use in the Program or otherwise acquired by, or supplied or assigned to, Grantor or anyone else associated with the production of the Program, for use in the Program and included in the Program.

        2. The rights herein granted to TAURUS shall be exercisable by TAURUS directly or by its subsidiaries, affiliates, sponsors, agents, subdistributors and licensees.

        B.      Run.    "Run" shall mean a single exhibition of the Program
capable of reception in all or any portion of the Territory; provided, however, that in calculating whether the full number of permitted Runs have been taken, TAURUS shall be entitled to the permitted number of Runs in each separate geographic portion of the Territory (including primary broadcast areas of any region or state of a country within the Territory). Thus, each exhibition of the Program received in any particular portion of the Territory, whether such exhibition is by over-the-air transmission, cable or other closed circuit transmission, and whether such exhibition is capable of reception only in that portion of the Territory; and provided, however, that if the transmission is not intended primarily for reception in any such separate geographic portion and there is a "spill-over" to less than a substantial part of such geographic portion it shall not count as a Run for such latter geographic portion. A Run is to be deemed to include two telecasts by the same broadcaster within a twenty-four hour period if and when TAURUS' licensees are customarily making a prime-time and a non prime-time telecast of the Program within a twenty-four hour period.

        C. Spillover. Grantor acknowledges that the Program when transmitted for the Territory may be received by persons outside of the geographical boundaries thereof, and Grantor agrees that such reception shall not constitute a breach of this Agreement on TAURUS' part and Grantor shall have no claim against TAURUS by reason thereof. TAURUS likewise acknowledges that the Program transmitted in a language other than a language of the Territory outside of the Territory may be received by persons within the Territory, and TAURUS agrees that such reception shall not constitute a breach of this Agreement on the part of Grantor and that TAURUS shall have no claim against Grantor by reason thereof. Subject only to the immediately preceding sentence, Grantor shall not authorize or permit during the Term any broadcast or transmission, of any kind or nature, whether now known or hereafter devised, of the English language version of the Program within the Territory, or made outside the Territory but intended specifically for the Territory (or any specific geographic portion thereof) or made as part of a pan-European exhibition or transmission. Grantor shall do no act or thing which will cause the Program to be broadcast into or in the licensed Territory.


        D.  Delivery and Acceptance.

                1. Delivery of the Program ("Delivery") shall be deemed complete on the date ("Delivery Date") on which TAURUS has possession of the elements ("Delivery Elements") listed in Exhibit I attached hereto and by this reference made a part hereof.

                2. All Delivery Elements not maintained at a laboratory shall be delivered to TAURUS at such address as TAURUS shall specify. Delivery as to the Delivery Elements set forth in paragraphs 1 through 4 of Exhibit I, to the extent they are maintained in a laboratory in Europe (or if not held in a laboratory in Europe, in the United States) shall be deemed made upon receipt by TAURUS of an executed laboratory access letter in a form approved by TAURUS).

                3. Delivery is of the essence of this Agreement. If Grantor fails to make timely delivery of any Delivery Element hereunder, subject to Para. I.7 (a), TAURUS shall have the rights of termination set forth at paragraph I.7 (b) below. TAURUS may also at its election accept late Delivery of the Program or one or more Delivery Elements.

Taurus shall have the right, but not the obligation, to make, at Grantor's expense, any element which Grantor fails to deliver on time. Any such termination or acceptance of late Delivery shall be without prejudice to any rights TAURUS may have at law, at equity, under this Agreement, or otherwise by reason of such failure by Grantor to deliver.

        4. TAURUS shall have four (4) weeks after the Delivery Date within which to inspect and accept the Delivery Elements.

        5. All materials to be delivered hereunder shall meet German television network standards for technical quality. If such materials are not of such quality as determined by TAURUS, TAURUS shall have the right to either:
(i) require Grantor to make Delivery of new substitute materials of quality acceptable to TAURUS and the costs of such new substitute materials shall be borne solely by Grantor; or (ii) deem Grantor to have failed to make timely Delivery in which event TAURUS shall have the rights set forth at paragraph
D.3. hereinabove.

        6. (a) TAURUS shall, at its own cost, be responsible and make all necessary arrangements of (1) the importation into and use in the Territory of the Program and of all pre-print, print advertising and other materials thereof with respect thereto in accordance with the laws of the Territory; provided, however, Grantor shall provide to TAURUS, free of charge, one set of print advertising and publicity materials if and when available to Grantor and used in connection with the Program, and (2) subject to paragraph D.6 (b) below, obtaining approval of the Program by the duly constituted and competent Boards of Censorship and other authorities in the Territory having jurisdiction thereof. Grantor shall sign such papers which are customary in the dealings between the Grantor's country and countries of the Territory which are required by government agencies in the Territory.

        (b) If the Program is prohibited by any governmental authority from being exhibited in Germany, Italy, Spain or France, then TAURUS shall provide Grantor with the official certificate from the applicable Board of Censors evidencing such prohibition and TAURUS shall be entitled to a pro-rated reimbursement of the license fee relating to the prohibited episode as follows:

                        Germany:        35%
                        Italy:          25%
                        France:         25%
                        Spain:          15%

        7. Delivery Elements listed in paragraphs 1 through 4 of Exhibit I shall be struck in accordance with the specifications set forth in "Exhibit I" attached hereto, and by this reference made a part hereof.

        8. Grantor shall charge to TAURUS only Grantor's actual out-of-pocket costs payable to third parties for the manufacture of the Delivery Elements.

        9. Legal title in and to all Delivery Elements, and all materials ordered or manufactured by TAURUS hereunder, including, but not limited to, all prints, print materials, and dubbed soundtracks in the language versions of the Territory licensed hereunder and dubbing materials, for the Program, shall vest, and remain, in TAURUS during the entire Term with respect to the Program, and after the expiration of such Term TAURUS shall destroy all such materials; provided, however, that if a television station accomplishes the dubbing of the Program, such station may retain beyond such station's period of license of the Program a copy of the soundtrack, for archival uses only and TAURUS will notify broadcaster of such restrictions.

        E.      Credits.

        1. Grantor shall deliver to TAURUS a complete statement of paid advertising credits, if any, which are required under the contracts relating to the Program, to be given to directors, actors and others. In all advertisements TAURUS will, except as hereinafter provided, abide by the credits shown on the statement of credits so delivered to TAURUS by Grantor. No casual or inadvertent failure by TAURUS, and no third party failure, to abide by the credits shown on such statement of credits shall constitute a breach of this Agreement.

        2. TAURUS may include its trademark or insignia on the main and end title of the Program and all advertising relating to the Program and may announce on all duplicate prints of the Program that the Program is co-produced and distributed by TAURUS, and/or its sublicensees, in the Territory. Such credits will be prepared at Taurus' expense.

        F. Grantor's Representations and Warranties. To induce TAURUS to enter into this Agreement, and in consideration thereof, the person signing this Agreement on Grantor's behalf represents and warrants, separate and apart from Grantor's representations and warranties, that he has the authority to execute this Agreement for and on behalf of Grantor and Grantor represents and warrants to TAURUS that:

        1. Grantor has the full right and power and authority to enter into and perform this Agreement and has not entered into any agreement of any kind which may interfere with the performance of this Agreement;

        2. Grantor owns and controls the exclusive television rights, under copyright and otherwise, in and to the Program within the Territory for the full Term and has the sole and exclusive right to grant the rights herein granted;

        3. The Program will be registered in the United States Copyright Office and no part of the Program (other than music) is in the public domain in the Territory;

        4. Grantor has acquired all rights in the Underlying material required for TAURUS' exercise and enjoyment of all rights granted to TAURUS hereunder;

        5. Except for financing purposes, the rights granted to TAURUS under this Agreement, in the Program, are as of the date hereof free and clear of any liens, and have not been mortgaged or pledged as security or similarly encumbered;

        6. Grantor shall be solely liable for the payment of and shall pay all reuse, residual and other fees payable on account of the production, exhibition, distribution and use of the Program, and for payment to persons granting rights or furnishing services or material (including, but not limited to, the Underlying Material) for the Program, as well as all US. guild required payments, royalties, license fees, deferred compensation, percentages or parts of profits or gross receipts, or other compensation of any kind however denominated;

        7. All recordings and synchronization rights to music in the Program have been or will by the Delivery Date of the Program be obtained for the exhibition, distribution and exploitation of the Program in the Territory for the Term in accordance herewith, and, if video cassette and disc rights are included in Free TV Exhibition Rights hereunder, including, but not limited to, all rights to music, and otherwise, necessary for video cassette and disc manufacture, distribution, sale and exhibition of the Program. All license fees and royalties required to be paid in connection with the foregoing have been paid in full, or will be so paid by Grantor prior to Delivery;

        8. To the best of Grantor's knowledge, no claim or litigation is pending or threatened with respect to the Program or any right therein;

        9. No part of the Program nor the exercise by TAURUS of any of the rights herein granted to TAURUS will violate or infringe the copyright, trademark, tradename, patent, literary, intellectual, artistic or dramatic right, the right of privacy, publicity, or civil or property right.

        10. Each performer, producer, director, composer, author, artist, and other person who rendered or shall render services, or who furnished or shall furnish material or rights, in connection with the Program, or whose name, voice, likeness, work, composition, or material appear in or were used in connection with the Program, has granted, released and authorized the use of the results and proceeds of such services and all such items in connection with the production of the Program, and advertising, publicity and promotion thereof. Grantor has also obtained the right to use biographies of such persons for such advertising, publicity and promotion;

        11. The performing rights to all musical compositions contained in the Program are either:

                (a) Controlled by: The American Society of Composers, Authors and Publishers; Broadcast Music, Inc., SESAC, Inc.; or a performing rights society operating within the Territory;

                (b)     are in the public domain throughout the universe; or

                (c) are controlled by Grantor and granted to TAURUS hereby.

Grantor's indemnity under paragraph G below shall apply to the performance of any musical compositions in the Programs, the performing rights to which do not fall within category (a) above;

        12. The Program does not contain any defamatory; scandalous or obscene matter or any matter contrary to law;

        13. The Program is an original hour-long talking motion picture photoplay, fully synchronized with dialogue, music and sound, main and end titled, complete and ready for exhibition as described herein, and Grantor has duplicate pre-print material of the English language version of the Program from which may be made (directly or indirectly) television exhibition tapes thereof commercially acceptable in the Territory.

        14. The Program, and all applicable Delivery Elements, shall contain all required screen credits in conformity with all contractual specifications;

        15. Grantor has not heretofore authorized exhibition of the Program by any form of home video or television, including but not limited to free or pay television services, in the Territory and Grantor has not done, nor permitted to be done, any act or thing, or committed any omission, by which any of the rights herein granted have been or may be in any way impaired; and Grantor will not henceforth do or permit any such act or thing or commit any such omission;

        16. The Program will not be broadcast or exhibited anywhere in the Territory except as may be expressly permitted elsewhere in this Agreement.

        G.      Indemnification.

                1. Grantor shall at all times defend, indemnify, and hold harmless TAURUS, its parent, subsidiary and affiliated companies, assignees, licensees and successors, and its and their officers, directors, shareholders, employees, and agents from and against any and all claims, actions, liability, loss, damages, costs and expenses, including, but not limited to, attorneys' fees and costs, arising out of or relating to any breach or alleged breach of any warranty, representation or agreement of Grantor or the exercise by TAURUS and Grantor of their rights pursuant to this Agreement. TAURUS shall have the right, but not the obligation, to be represented by its own counsel at TAURUS' own expense with respect to any matter subject to this paragraph G.1, and shall have the right to approve the settlement, if any, of any matter subject to this paragraph G.1.

                2. TAURUS shall at all times defend, indemnify, and hold harmless Grantor, its parent, subsidiary and affiliated companies, assignees, licensees and successor, and its and their officers, directors, shareholders, employees, and agents from and against any and all claims, actions, liability, loss, damages, costs and expenses, including, but not limited to attorneys' fees and breach of any warranty, representations or agreement of rights pursuant to this Agreement. Grantor shall have the right, but not the obligation, to be represented by its own counsel at Grantor's own expense with respect to any matter subject to this paragraph G.2., and shall have the right to approve the settlement, if any, of any matter subject to this paragraph G.2.

        H.      TAURUS'S Representations Warranties, Indemnities

        TAURUS represents and warrants to Licensor as follows:

                1. TAURUS has full right and power and authority to enter into and perform this Agreement.

                2. TAURUS will not exhibit or exploit nor authorize others to exhibit or exploit the Program outside of the Territory or during a period after the end of the Term.

                3. At the end of the Term, TAURUS shall either furnish a certificate of destruction or return the Delivery Elements to Grantor.

        I.  Miscellaneous.

                1. Force Majeure. Neither party to this Agreement shall incur any liability for delay in the performance by it of any of its obligations under this Agreement due to any cause not within the control of the party so delayed.

                2. Waivers. No waiver by either party hereto of any breach of this Agreement by the other shall be deemed a waiver of any preceding or succeeding breach hereof, and no waiver shall be operative unless the same is in writing signed by both parties.

                3. Relationship of the Parties. Nothing herein contained shall constitute a partnership or joint venture between the parties hereto or constitute either party the agent of the other. Neither party shall hold itself out contrary to the terms of this Agreement and neither party shall become liable by reason of any representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not, including, but not limited to, any right to enforce the terms hereof.

                6. Copyright. Subject only to TAURUS' rights under paragraph 8 below, Grantor shall protect the copyright in the Program and all rights therein throughout the Territory. TAURUS shall be under no liability of any kind in the event there shall be a defect in any copyright in the Program.

                4. Effective Date. Neither this Agreement nor any provision or content hereof shall be binding on either of the parties hereto until this Agreement has been signed by both parties hereto.

                5.  Assignment.

                     a) TAURUS may assign this Agreement or the rights hereunder to a bank, banks, or other financial institutions, for financing purposes provided, however, no such assignment shall relieve TAURUS of its obligations hereunder.

                     b) Grantor may assign this Agreement or the rights hereunder to a bank, banks, or other financial institutions for financing purposes provided, however, no such assignment shall relieve Grantor of its obligations hereunder.

                7.  Default.

                        (a) Either party shall be deemd in default ("Default") if it breaches or defaults in the performance of any material provision hereof on its part to be performed or breaches any material representation or warranty made by it, and fails to remedy the same within a period of thirty (30) days after receipt of written notice from the other party specifying such default.

                        (b) In the event of any Default by Grantor, TAURUS shall have the right, but not the obligation, to withhold any payments thereafter due and owing by TAURUS to Grantor pursuant to this Agreement, and TAURUS shall in addition have all of its rights and remedies hereunder and/or in equity and at law. However, if more than one episode is subject to this Agreement, and Grantor is in default hereunder with respect to any one episode, such default may only be as to said one episode in which event TAURUS shall have all rights and remedies provided hereunder with respect to said one episode and all of the terms and conditions of this Agreement shall remain in full force and effect with respect to the balance of the episodes subject hereto.

                8. Actions Against Third Persons. If anyone shall do anything which TAURUS believes constitutes a copyright infringement of the Program or of any material contained in the Program, or violates any right of TAURUS or Grantor therein, or if anyone shall do anything which TAURUS believes constitutes an unauthorized or unlawful distribution, exhibition or use of a Program or any material thereof, TAURUS is hereby authorized (but not obligated) to take such steps and institute such proceedings as TAURUS may deem advisable to prevent such actions, to secure damages or other relief, and protect its rights hereunder. TAURUS is granted the right to take such steps or institute such proceedings in its own name or in the name of Grantor or in both names, and TAURUS is appointed the irrevocable attorney-in-fact of Grantor for such purposes, such appointment being coupled with an interest. Nothing contained in this paragraph 8, nor any action taken by TAURUS pursuant to this paragraph 8 shall be deemed a waiver, limitation or other restriction of the indemnity provisions of this Agreement.

                9. Conflicts. Nothing herein contained shall be construed to require the performance by either party of any act contrary to applicable law or governmental regulation. In the event of any conflict between any provision hereof and any applicable law or governmental regulation, the latter shall prevail; but in such event the affected provisions of this Agreement shall be curtailed only to the extent necessary to bring them within the requirements of such law or regulation.

                10. Agreement Complete. This Agreement contains the entire understanding of the parties and supersedes all prior agreements of the parties, oral or written, with respect to the Program. Neither party has made any representation, warranty, covenant or undertaking of any nature whatsoever; express or implied, in connection with or relating to this Agreement other than as expressly set forth herein. This Agreement may not be changed or modified, nor may any provision hereof be waived, except in writing signed by the party to be charged therewith.

                11. Remedies. Subject to TAURUS having made all payments due under this agreement in no event shall the rights herein acquired by TAURUS be subject to revocation or termination, and Grantor's sole remedy in the event of any claimed breach by TAURUS of any provision of this Agreement shall be an action at law for damages. All rights and remedies granted to TAURUS and/or Grantor hereunder are cumulative and are in addition to any other rights or remedies that either such party may have at law or in equity.

                12. Attorney's Fees. In the event any action is instituted by either party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall be entitled to such reasonable attorney's fees, costs and expenses as may be fixed by the Court.

                13. Further Documents. Grantor shall execute and deliver to TAURUS short form assignments ("Short Form Assignment") for the Program for filing in the United States Copyright Office, in the form attached hereto and incorporated herein as Exhibit "II", and shall execute, acknowledge and deliver to TAURUS, or procure the execution, acknowledgment and delivery, of any and all further assignments, agreements and instruments that TAURUS may from time to time deem necessary or expedient to effectuate the purposes of this Agreement and to evidence TAURUS' rights hereunder in the Program.

Grantor hereby irrevocably appoints TAURUS its attorney-in-fact, in Grantor's name or otherwise, (such appointment being coupled with an interest) to execute any document or instrument Grantor fails to execute and deliver to TAURUS hereunder within a reasonable period after written request from TAURUS.

                14. Notices. All demands and notices ("Notice") which either Grantor or TAURUS shall desire or be required to give, make or serve hereunder shall be in writing and shall be served by telegraph or cable or by personal delivery as provided herein. Service of any Notice upon either party shall be deemed complete if and when the same is personally delivered to such party, or upon the sending of a telegram or cable, toll prepaid, and addressed to the party who or which is the recipient at its or his address above, with a copy of all Notices to TAURUS also to: International Television Trading Corp., P.O. Box 367, Main Street, South Egremont, Massachusetts 01258, Attention: Dr. Klaus Hallig, and a courtesy copy to Atty. Milton Rudin, 2121 Avenue of the Stars, 18th Floor, Los Angeles, California 90067, such copies to be sent in the same manner as the Notice itself. Any party hereto may change its address for the purpose of receiving Notices, demands and other communications as herein provided by a Notice given in the manner aforesaid to the other party or parties hereto. If the last date on which a Notice required under this Agreement shall fall on a Saturday, Sunday, or a day (a "closed day" herein) on which the department of the sending party that is responsible for sending such Notice shall not be open for business, then (notwithstanding any other provision hereof) such last date shall be deemed postponed until the first day that shall not be a Saturday, Sunday, or closed day.

                14. Construction. The clause headings in this Agreement are for reference purposes only and shall not be deemed to affect, quality, or amplify the scope of the clauses.

                15. Applicable Law. This Agreement shall be construed in accordance with, and all questions with respect hereto shall be determined by, the laws of the State of New York, U.S.A. applicable to contracts entered into, and to be fully performed within, said State.

                16. Additional Payments. Nothing in this Exclusive License Agreement shall be deemed to require TAURUS to account (except for Home Video or Merchandising) to Grantor with respect to any receipts, proceeds, or income of any nature whatsoever derived or received by TAURUS with respect to TAURUS' exploitation of the rights granted to TAURUS hereunder and no fees, monies, or consideration of any kind or nature whatsoever shall be payable by TAURUS to Grantor with respect thereto especially with regard to retransmission fees and blank video levies.

                                 EXHIBIT "II"

              ASSIGNMENT OF EXCLUSIVE FREE TV EXHIBITION RIGHTS

                 For $1.00 and other good and valuable consideration, receipt of which is hereby acknowledged by the undersigned, the undersigned hereby grants, transfers and assigns to TAURUS Film GmBH ("TAURUS") with respect to the Program entitled:

                 MALIBU BRANCH
                 United States Copyright Registration No:

and all cut, re-cut, edited, re-edited, original and language dubbed, redubbed or subtitled, versions thereof: (1) the right to transfer, copy, duplicate and dub or subtitle in the language of the Territory, the Program and, (2) the sole and exclusive right license, sub-license, distribute, exhibit, publicize, promote and otherwise exploit the Program in the Territory for the Term (as Territory and Term are defined below) in the Medium described below and
(3) certain allied and incidental rights, including advertising and limited publication rights set forth in the Agreement described hereinbelow.

                 The Territory is:

                 Continental Europe (Excluding U.K and Ireland) including Finland, Iceland, Norway, Sweden, Denmark, Holland, Belgium, Luxembourg, France, (including French speaking Switzerland, DOM/TOM, Departements et Territories d'Outre-Mer which are in fact part of France, not possessions:
French Polynesia, New Caledonia, Reunion, Comores Island, Martinique, Guadeloupe, French Guyana, St. Pierre and Miquelon Islands) Spain, Andorra, Portugal, Italy, Republics of San Marino and Vatican City, Italian speaking parts of Switzerland, Monaco, Malta and the former Yugoslavia (Capo d'Istria); Germany, Austria, German speaking Switzerland, Czech Republic, Slovak Republic, Hungary, the former Yugoslavia, Romaina, Bulgaria, Albania, Greece and Turkey, (including the island of Cyprus), Poland and the territories of the former USSR (Estonia, Latvia, Lithuania, Russia, Armenia, Georgia, Moldava, Ukraine, Belarus, Azerbaijan) and the Territories marine installations (including oil-rigs) of companies wherever situated throughout the universe, army, navy, marine and airforce and other military armed services installations. It is understood and agreed that transmissions into the Territory of the Territory language versions of the Program via a means intended primarily for reception in the Territory for either direct reception or for retransmission within the Territory, may be made from anywhere inside or outside the Territory by TAURUS or its Licensees.

                 The term is: Commencing with the date of this agreement until 15 years from the delivery date of the last episode of the last season.


                             Exhibit "II" page 1

        The Medium is;

                "Home Video Exploitation" which shall mean the right to manufacture video recordings ("copies") of the Program and market copies in the Territory under any Trademarks, trade names or labels owned or controlled by TAURUS. The term copies shall include videocassettes, videodiscs and any other audio visual contrivances, whether now or hereafter known or developed, intended primarily for home use for viewing of visual images, with or without sound, by means of an electronic, optical, mechanical or other device located at the place of exhibition; and not by means of broadcast to a place of exhibition where a fee is charged for admission to view the Program.

                "Pay Television Exhibition:" which shall mean the exhibition of the Program by means of over-the-air, cable, closed circuit, satellite, microwave, or laser transmission using any form of Program copy for reception on a television receiver or a comparable device now known or hereafter devised located in a living accommodation, where a "supplemental charge" is made to the viewer for the privilege of viewing such exhibition in his home or in a hotel, motel or hospital or other living accommodation, whether such exhibition is a particular program selected by the viewer which would not be available for viewing by the viewer but for the payment of such supplemental charge, or is a program being exhibited over one or more assigned channels which would not be available for viewing by the viewer but for the payment of such supplemental charge, or where a charge is made to the operator of a hotel, motel, hospital or other living accommodation for the obtaining of such exhibition for viewing at such location.

                "Free Television", which shall mean the remote transmission of video and audio signals comprising a schedule of programming intended for and capable of reception on one or more channels of television receivers utilized by the ultimate consumer for viewing such video and audio signals; which transmissions originate from outside the place (or distant from the location of portable television receivers) where such television receivers are located and which video and audio signals are transmitted by means of over-the-air VHF or UHF transmissions, satellite, cable or any other transmission means now known or hereafter devised, created or


                             Exhibit "II" page 2
invented without a charge being made to the viewer by the telecaster for the right to receive and view such transmission other than:

                        (i) Fees or taxes imposed or fixed by any government (including state or local), or agency thereof, for ownership of a television receiver, or for general reception of and access to all video and audio transmissions;

                        (ii) Fees (either one-time or periodic) only for the physical equipment necessary to receive such transmission (e.g., cable system "hook-up" fees, antenna fees, decoder fees, etc.) with respect to any channels of programming;

        TAURUS is hereby in power to bring, prosecute, defend and appear in suits, actions and proceedings of any nature, under or concerning said copyright, or concerning any infringement of or interference with any of the rights in the Program granted herein under said Copyright, in the Territory during the Term.

        This Assignment is made in accordance with, and is subject to, that certain Agreement dated March 15, 1995, with exhibits annexed, between TAURUS and the undersigned.

                             Exhibit "II" Page 3

        IN WITNESS WHEREOF this document was executed on March 29, 1995

                                        ALL AMERICAN TELEVISION, INC. (Grantor)



                                        By /s/ JOHN STORRIER
                                           ---------------------------------
                                               John Storrier

State of New York   )
                    )
County of New York  )

        On this 29th day of March, in the year 1995, before me, the undersigned, a Notary Public in and for said State, personally appeared
John Storrier, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument on behalf of the corporation therein named and acknowledged to me that such corporation executed it.

                                           WITNESS my hand and official seal:


                                             /s/   JAMES F. SLATTERY
                                           -----------------------------------
                                           NOTARY PUBLIC IN AND FOR SAID STATE
      [SEAL]
                                           Notary Public, State of New York
                                           No. 028LA911192
                                           Qualified in Westchester County
                                           Commission Expires October 13, 1995


                             Exhibit "II" Page 4